Exhibit 10.1

INVESTMENT MANAGEMENT TRUST AGREEMENT

     This INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Agreement”) is made as of November 15, 2007, by and between China Holdings Acquisition Corp. whose principal office is located at 33 Riverside Avenue, 5th Floor, Westport, CT 06880 (the “Company”) and Continental Stock Transfer and Trust Company, located at 17 Battery Place, New York, NY 10004 (the “Trustee”).

     WHEREAS, the Company’s Registration Statement on Form S-1, No. 333-145085 (the “Registration Statement”), for its initial public offering of securities (the “IPO”) has been declared effective as of the date hereof by the Securities and Exchange Commission (the “Effective Date”); and

     WHEREAS, Citigroup Global Markets Inc. is acting as the representative (the “Representative”) of the underwriters in the IPO pursuant to an underwriting agreement between the Company and the Representative (the “Underwriting Agreement”); and

     WHEREAS, as described in the Company’s Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, upon execution of this Agreement or as promptly thereafter as practicable, the Company shall deliver to the Trustee an amount equal to the sum of (i) $117,570,000 of the net proceeds of the IPO, including $4,020,000 in deferred underwriting compensation (or $134,913,000 of the net proceeds, including $4,623,000 in deferred underwriting compensation, if the over-allotment option is exercised in full) and (ii) $2,750,000 of the proceeds from the Company’s issuance and sale in a private placement of 2,750,000 warrants issued to its founding stockholders to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s common stock, par value $0.001 per share, issued in the IPO (the Company’s “Public Stockholders”). The amount to be delivered to the Trustee is referred to herein as the “Property,” and the parties for whose benefit the Trustee shall hold the Property are referred to together with the Company as the “Beneficiaries”; and

     WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $4,020,000 ($4,623,000, if the underwriters’ over-allotment option is exercised in full) (or the amount specified in a notice pursuant to Paragraph 3(d) hereof) is attributable to deferred underwriting commissions that will become payable by the Company to the Representative upon the consummation of an Initial Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation) (the “Deferred Discount”); and

     WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Agreements and Covenants of Trustee. The Trustee is hereby appointed to serve as Trustee hereunder, and the Trustee hereby agrees to act as Trustee upon the terms and conditions set forth herein. The Trustee hereby agrees and covenants to:

     (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account (the “Trust Account”) established by the Trustee at JP Morgan Chase;

     (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

     (c) In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in money market funds selected by the Company which invest principally in either short term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States or otherwise meeting the conditions under Rule 2a 7 under the Investment Company Act;

     (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

     (e) Promptly notify the Company and Citigroup Global Markets Inc. of all communications received by it with respect to any Property requiring action by the Company;

     (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Company and Trust Account;

     (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

     (h) Render to the Company and to such other person as the Company may instruct monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

     (i) If there is any income or other tax obligation relating to the income from the Property in the Trust Account as determined by the Company, then, from time to time, at the written instruction of the Company, the Trustee shall promptly to the extent there is not sufficient cash outside the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing, and disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as owing in respect of such income tax obligation.

     2. Limited Distributions Of Income From Trust Account.

     The Trustee shall disburse funds from the Trust Account:

     (a) from time to time as may be necessary timely to pay any taxes incurred as a result of interest or other income earned on the Property held in the Trust Account, only upon receipt and in accordance with the terms of a letter in form substantially similar to that attached hereto as Exhibit D (a “Tax Disbursement Letter”), signed on behalf of the Company by its Chief Executive Officer or President and copied to Authorized Counsel, as evidenced by his or her countersignature thereto, and complete the disbursement of funds from the Trust Account and distribute such funds only as directed in the Tax Disbursement Letter and any other documents referred to therein, and

     (b) from time to time, only upon receipt and in accordance with the terms of a letter in form substantially similar to that attached hereto as Exhibit E (a “Disbursement Letter”), signed on behalf of the Company by its Chief Executive Officer or President and copied to Authorized Counsel, the Trustee shall disburse to the Company such amount as may be requested by the Company as directed in the Disbursement Letter and the other documents referred to therein, provided, however, that the aggregate amount distributed by the Trustee to the Company pursuant to this Paragraph 2(b) may not exceed the lesser of (y) the aggregate amount of interest and any other income actually received or paid on amounts in the Trust Account less an amount equal to estimated taxes that are or will be due on such income at an assumed rate of 40% and (z) $3,000,000. The amount of interest income permitted to be released from the Trust Account to the Company may be increased by up to $450,000 if the Representative’s over allotment is exercised in full. If the Representative’s over-allotment is not exercised in full, but is exercised in part, the amount of interest income permitted to be released from the Trust Account shall be increased proportionally in relation to the proportion of the over allotment option which was exercised by the Representative.

     (c) upon notice by the Company to pay the Deferred Discount to the Representative.

     For purposes of this Agreement, “Authorized Counsel” shall mean, at any date, the attorney retained and authorized by the Company to perform such functions.

     3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

     (a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer or President. In addition, except with respect to its duties under Paragraphs 2 and 4, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

     (b) Hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Trustee may participate in such action with its own counsel at its own expense;

     (c) Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Paragraph 2 as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Paragraph 2(b). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Paragraph 3(c) and as may be provided in Paragraph 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Paragraphs).

     (d) Within five business days after the Representative’s over-allotment option (or any unexercised portion thereof) expires or is exercised in full, provide the Trustee with a notice in writing (with a copy to the Representative) of the total amount of the Deferred Discount, which shall in no event be less than $4,020,000;

     (e) In connection with any vote of the Company’s stockholders on whether to approve an Initial Business Combination, the Company’s perpetual existence and the Extended Period (as defined in Paragraph 4), provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Initial Business Combination, the Company’s perpetual existence or the Extended Period;

     (f) Provide Citigroup Global Markets Inc. with a copy of any Termination Letters and/or any other correspondence that it sends to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same; and

     (g) Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement.

     4. Liquidation and Distribution of Trust Account Property. The Trustee shall commence liquidation of the Trust Account only upon receipt of, and only in accordance with the terms of, a letter in form substantially similar to that attached hereto as either Exhibit A, Exhibit B or Exhibit C (a “Termination Letter”), signed on behalf of the Company by its Chief Executive Officer and affirmed by the Chairman or Vice Chairman of the Board of Directors, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and any other documents referred to therein.

     In the event that a Termination Letter has not been received by the Business Combination Deadline Date, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the stockholders of record. The “Business Combination Deadline Date” means the date that is eighteen (18) months from the date of the Prospectus, subject to extension to twenty-four (24) months, if the Company has entered into a letter of intent or definitive agreement with respect to a business combination within such eighteen (18) month period and subject to extension to thirty-six (36) months (the “Extended Period”) in the event that the Company anticipates that it may not be able to consummate the Initial Business Combination within the twenty-four (24) month period and seeks stockholder approval to extend the period of time to consummate the Initial Business Combination by an additional twelve (12) months and the stockholders approve such extension.

     5. Limitations of Liability. The Trustee shall have no responsibility or liability to:

     (a) Take any action with respect to the Property, other than as directed in Paragraphs 1 and 2 hereof, and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

     (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property, unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

     (c) Change the investment of any Property, other than in compliance with Paragraph 1(c);

     (d) Refund any depreciation in principal of any Property;

     (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

     (f) The Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

     (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

     (h) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Paragraph 1(i), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust Account, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority.

     6. Trust Account Waiver. The Trustee has no right, title, interest, or claim of any kind (“Claim”) in or to any monies in the Trust Account, and hereby waives any claim in or to any monies in the Trust Account it may have in the future and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim against the Trust Account for any reason whatsoever.

     7. Termination. This Agreement shall terminate as follows:

     (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate (except with respect to Paragraph 3(b)); provided, however, that, in the event that the Company does not locate a successor trustee within 90 days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

     (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Paragraph 4 hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate, except with respect to Paragraph 3(b).

     8. Miscellaneous.

     (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit F. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

     (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

     (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may be changed, waived, amended or modified only by a writing signed by each of the parties hereto, provided, however, that no such amendment or modification (other than to correct a typographical or similar technical error) may be made to paragraphs 1, 2, 3(e), 4, 5, 6, 7, or 8(c) or to Exhibits A, B or C hereof without the consent of the Public Stockholders, it being the specific intention of the parties hereto that each Public Stockholder is and shall be a third party beneficiary of this paragraph 8(c) with the same right and power to enforce this paragraph 8(c) as either of the parties hereto, and provided, further, that this Agreement may not be changed, waived, amended or modified in such a manner as to adversely affect the right of the Underwriters to receive the Deferred Discount as contemplated herein without the written consent of the Representative. For purposes of this paragraph 8(c), the “consent of the Public Stockholders” shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either (a) 80% of the Public Stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (the “DGCL”), have voted in favor of such amendment or modification or (b) 80% of the Public Stockholders of record as of a record date established in accordance with Section 213(b) of the DGCL have delivered to such entity a signed writing approving such amendment or modification. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

     (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

     (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Steven Nelson and Frank DiPaolo Fax No.: (212) 509-5150

if to the Company, to:
China Holdings Acquisition Corp.
33 Riverside Avenue, 5th Floor
Westport, CT 06880
Attn: Paul K. Kelly, Chief Executive Officer
Fax No.: (203) 226-8022
in either case with a copy to:

Loeb & Loeb LLP 345 Park Avenue
New York, New York 10154
Attn: Mitchell S. Nussbaum, Esq.
Fax No.: (212) 407-4990

In either case with a copy to:
Citigroup Global Markets Inc.
388 Greenwich Street New York, NY 10013
Attn: General Counsel
Fax No.: (212) 816-7912

and

Bingham McCutchen LLP
399 Park Avenue New York, NY 10022
Attn: Ann Chamberlain
Fax No.: (212) 702-3604

     (f) No party hereto may assign this Agreement without the prior written consent of the Company and Citigroup Global Markets Inc., which consent shall not be unreasonably withheld.

     (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set off, and shall not be entitled to any funds in the Trust Account under any circumstance.

     (h) The Trustee acknowledges and agrees that it is the specific intention of the parties hereto that the Representative is and shall be a third-party beneficiary of the provisions of this Agreement pertaining to the Deferred Discount (including Paragraph 8(c)) and the Trustee’s obligations under this Agreement with respect thereto (but solely of those provisions and solely with respect to such obligations of the Trustee) with the same right and power to enforce those provisions as either of the parties hereto.

     IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST CO., as Trustee

By:	/s/ Steve Nelson
Name: Steve Nelson
Title: President

CHINA HOLDINGS ACQUISITION CORP.

By:	/s/ Paul K. Kelly
Name: Paul K. Kelly
Title: Chief Executive Officer

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place, 8th
Floor New York, New York 10004
Attn: Steven Nelson and Frank DiPaolo

    Re: Trust Account No. [            ] Termination Letter

Ladies and Gentlemen:

Pursuant to Paragraph 3 of the Investment Management Trust Agreement between China Holdings Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of November 15, 2007 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with                to consummate an Initial Business Combination (as defined in the Trust Agreement) on or about                , 2007. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Initial Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings given them in the Trust Agreement.

     Pursuant to Paragraph 3(e) of the Trust Agreement, we are providing you with an affidavit or a certificate of                 verifying the vote of the Company’s stockholders duly approving the Initial Business Combination and the Company’s perpetual existence in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation. The affidavit or certificate includes the identities of the Public Stockholders who voted against the Initial Business Combination and properly exercised their conversion rights in connection therewith.

     In accordance with the terms of the Trust Agreement, we hereby instruct you to commence liquidation of the Trust Account so that on the Consummation Date, all funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct.

     On the Consummation Date: (i) counsel for the Company shall deliver to you written notification that the Initial Business Combination has been consummated, (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account other than the Deferred Discount (the “Instruction Letter”) and (iii) the Representative shall deliver to you written instructions for delivery of the Deferred Discount. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of written notice from counsel and the Instruction Letter, (a) to Public Stockholders who exercised their conversion rights in connection with the Initial Business Combination, in an amount equal to their pro rata share of the amounts in the Trust Account as of two business days prior to the Consummation Date (including the Deferred Discount and any income actually received on the Trust Account balance and held in the Trust Account, but less an amount equal to estimated taxes that are or will be due on such income at an assumed rate of 40%); (b) to the Representative in an amount equal to the Deferred Discount as so directed by them, and (c) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same, and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

     In the event that the Initial Business Combination is not consummated on the Consummation Date and we have not notified you on or before the Consummation Date of a new date for consummation of the Initial Business Combination that is to take place within 3 (three) business days of the Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in Paragraph 1(c) of the Trust Agreement on the business day immediately following the Consummation Date.

Very truly yours,

Continental Stock Transfer & Trust Company, as Trustee

By:
Name:
Title:

CHINA HOLDINGS ACQUISITION CORP.

By:
Name: Paul K. Kelly
Title: Chief Executive Officer

EXHIBIT B

[Letterhead of Company]

[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Steven Nelson and Frank DiPaolo

    Re: Trust Account No. [            ] Termination Letter

Ladies and Gentlemen:

     Pursuant to Paragraph 4 of the Investment Management Trust Agreement between China Holdings Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company dated as of November 15, 2007 (the “Trust Agreement”), this is to advise you that the Company’s existence expired in accordance with the terms of its Amended and Restated Certificate of Incorporation on November 15, 2010 and the Company is proceeding to distribute its assets and liquidate. Capitalized terms used but not defined herein shall have the meanings given them in the Trust Agreement.

     In accordance with the terms of the Trust Agreement, we hereby authorize and request that you: (i) to the extent that there is any interest accrued in the Trust Account not required to be used to pay income taxes on interest income earned on the Trust Account balance in accordance with the Tax Disbursement Letter included herewith, which provides a full accounting of Tax Payments (as defined therein) made by the Company through the date of this letter but not yet reimbursed by distributions from the Trust, release to us an amount of $____________ to pay costs and expenses incurred in connection with its dissolution and liquidation; and (ii) commence liquidation of the Trust Account as part of the Company’s plan of dissolution and distribution. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon thereafter as is practicable. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”) in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company.

     You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company and you shall oversee the distribution of the funds.

     Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

CHINA HOLDINGS ACQUISITION CORP.

By:
Name: Paul K. Kelly
Title: Chief Executive Officer

AFFIRMED:

Dated: , 2007

Continental Stock Transfer & Trust Company

By:
Name:
Title: Authorized Officer

CHINA HOLDINGS ACQUISITION CORP.

By:
Name: Paul K. Kelly
Title: Chief Executive Officer

EXHIBIT C

[Letterhead of Company]

[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Steven Nelson and Frank DiPaolo

    Re: Trust Account No. [            ] Termination Letter

Ladies and Gentlemen:

Pursuant to paragraph 4 of the Investment Management Trust Agreement between China Holdings Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of November 15, 2007 (“Trust Agreement”), this is to advise you that the Board of Directors of the Company has voted to dissolve and liquidate the Company. Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

     In accordance with the terms of the Trust Agreement, we hereby authorize you, to commence liquidation of the Trust Account as part of the Company’s plan of dissolution and distribution. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon thereafter as is practicable. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”) in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company.

     You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company and you shall oversee the distribution of the funds.

     Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very truly yours,

Continental Stock Transfer & Trust Company, as Trustee

By:
Name:
Title:

CHINA HOLDINGS ACQUISITION CORP.

By:
Name: Paul K. Kelly
Title: Chief Executive Officer

AFFIRMED:

Dated: , 2007

[ ]

By:
Name:
Title: Authorized Officer

Exhibit D

[Letterhead of Company]

[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Steven Nelson and Frank DiPaolo

    Re: Trust Account No. [            ] Termination Letter

Ladies and Gentlemen:

Pursuant to the Investment Management Trust Agreement between China Holdings Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company dated as of November 15, 2007 (the “Trust Agreement”), this is to advise you that the Trust Account, as defined in the Trust Agreement, has incurred a total of $____________ in taxes (the “Tax Payments”) for the period from __________, 200__ to __________, 200__ (the “Tax Period”) as a result of interest and other income earned on the Property, as defined in the Trust Agreement, during the Tax Period.

     In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the trust property to the extent necessary to distribute the above requested amount to the Company bank account per the following bank wire instructions:

Wire instructions:

Very truly yours,

CHINA HOLDINGS ACQUISITION CORP.

By:
Name: Paul K. Kelly
Title: Chief Executive Officer

Authorized Counsel Signatory:

By:
[NAME]

EXHIBIT E

[Letterhead of Company]

[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Steven Nelson and Frank DiPaolo

    Re: Trust Account No. [            ] Disbursement Letter

Ladies and Gentlemen:

Pursuant to Paragraph 2(b) of the Investment Management Trust Agreement between China Holdings Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company dated as of November 15, 2007 (the “Trust Agreement”), we hereby authorize you to disburse from the Trust Account proceeds from the Property, as defined in the Trust Agreement, equal to $___________, to __________ via wire transfer on ________________, 200__.

Very truly yours,

CHINA HOLDINGS ACQUISITION CORP.

By:
Name: Paul K. Kelly
Title: Chief Executive Officer

Authorized Counsel Signatory:

By:
[NAME]

EXHIBIT F

AUTHORIZED
AUTHORIZED INDIVIDUAL(S)	TELEPHONE NUMBER (S)

Company:

China Holdings Acquisition Corp.	(203)-226 6288
33 Riverside Avenue, 5th Floor
Westport, CT 06880

Attn: Paul K. Kelly, Chief Executive Officer
Attn: James D. Dunning, Jr., President

Trustee:

Continental Stock Transfer & Trust Company	(212) 845 -3270
17 Battery Place, 8th Floor
New York, NY 10004

Attn: Frank A. Di Paolo, Chief Financial Officer

SCHEDULE A

Schedule of fees pursuant to Paragraph 3(c) of Investment Management Trust Agreement between China Holdings Acquisition Corp. and Continental Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount

Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000

Annual fee	First year, initial closing of IPO by	$3,000
	wire transfer; thereafter on the
	anniversary of the effective date of
	the IPO by wire transfer or check

Transaction processing fee for	Deduction by Trustee from	$250
disbursements to Company	disbursement made to Company
under Paragraphs 2(a) and	under Paragraph 2(b)
2(b)

Agreed:
Dated: _________, 2007
China Holdings Acquisition Corp.

By:
Authorized Officer

Continental Stock Transfer & Trust Company

By:
Authorized Officer